                         AGREEMENT AND PLAN OF MERGER


     AGREEMENT effective as of the 29th day of April by and between X-CEED MOTIVATION ATLANTA, INC. ("X-ceed Atlanta"), a Georgia corporation with offices at 255Trinity Avenue, Atlanta, Georgia 30303, BRENDA G. ISAAC ("Isaac"), residing at 956 Waverly Way, Atlanta, Georgia 30307, and XCEED INC. ("Xceed"), a Delaware corporation with principal offices at 488 Madison Avenue, New York, New York 10022.

                         W  I  T  N  E  S  S  E  T  H :
                         ----------------------------

     WHEREAS, Xceed presently owns fifty percent (50%) of the issued and outstanding Common Stock of X-ceed Atlanta; and

     WHEREAS, the board of directors of Xceed and X-ceed Atlanta deem it advisable and in the best interest of their respective companies and their stockholders that X-ceed Atlanta merge with and into Xceed (the "Merger"); and

     WHEREAS, it is intended that the Merger qualify as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code");

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements, provisions and covenants herein contained, the parties hereby agree as follows:

          1.  The Merger.
              ----------

              1.1. The Merger. At the Effective Time (as defined in Section 1.3), upon the terms and subject to the conditions of this Agreement, X-ceed Atlanta shall be merged with and into Xceed in accordance with the Georgia Business Corporation Law (the "GBCL") and the Delaware General Corporation Law ("DGCL"), whereupon the separate existence of X-ceed Atlanta shall cease, other than as provided for in Section 3.4, and Xceed shall be the surviving corporation.

              1.2. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of McLaughlin & Stern, LLP, 260 Madison Avenue, New York, New York, as soon as practicable following satisfaction or waiver of all of the conditions to the obligations of the parties to consummate the transactions contemplated hereby in accordance with this Agreement, or at such other time, place and date as is mutually agreed to by the parties hereto. The date of the Closing is referred to in this Agreement as the "Closing Date."

              1.3. Effective Time. As soon as practicable after satisfaction or, to the extent permitted hereunder, waiver of all conditions to the Merger, X-ceed Atlanta and Xceed shall file a Certificate of Merger, in the form attached hereto as Exhibit A, with the Secretary of State of the State of
                   ---------
Delaware, and an Agreement of Merger, in the form attached hereto as Exhibit B,
                                                                     ---------
with the Secretary of State of the State of Georgia, and make all other filings or recordings required by the GBCL and the DGCL in connection with the Merger. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware and the Agreement of Merger is duly filed with the Secretary of State of the State of Georgia (the "Effective Time").

              1.4. Corporate Organization. At and after the Effective Time, Xceed shall possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, liabilities and duties of Xceed and X-ceed Atlanta, all as provided under the GBCL and the DGCL.

          2.  Effect of the Merger on the Capital Stock of the Constituent
              ------------------------------------------------------------
Corporations.  At the Effective Time, by virtue of the Merger and without any
------------
action on the part of any holder of common stock of X-ceed Atlanta ("X-ceed Atlanta Common Stock"), the following shall occur:

              2.1. Each share of X-ceed Atlanta Common Stock held by X-ceed Atlanta as treasury stock shall be canceled, and no payment shall be made with respect thereto.

              2.2. The fifty (50) shares of X-ceed Atlanta Common Stock beneficially owned by Isaac, by virtue of the Merger and upon delivery by Isaac at the Closing, shall be automatically converted into 210,000 shares of the common stock of Xceed ("Xceed Common Stock"). However, and in the event that the average of the closing bid and closing asked price of Xceed Common Stock as traded on the NASDAQ National Market on the day preceding the Closing is less than $6.50 per share, then Isaac shall be entitled to receive at Closing that amount of Xceed Common Stock having a market value of $1,365,000.

              2.3. Exception. Notwithstanding anything to the contrary contained herein, Xceed acknowledges that there shall be excluded from the merger the property described in Schedule A attached hereto, which personal property is owned by Isaac and which personal property may be removed from X-ceed Atlanta's offices at any time at the sole discretion of Isaac.

          3.  The Surviving Corporation.
              -------------------------

              3.1. Certificate of Incorporation. The certificate of incorporation of Xceed in effect at the Effective Time shall remain the certificate of incorporation of Xceed as the surviving corporation until amended in accordance with applicable law.

              3.2. Bylaws. The Bylaws of Xceed in effect at the Effective Time shall be the Bylaws of Xceed as the surviving corporation until amended in accordance with applicable law.

              3.3. Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Xceed at the Effective Time shall remain the directors of Xceed and the officers of Xceed at the Effective Time shall be the officers of Xceed; provided, however, that at the Effective Time, Isaac shall be named Managing Director of the Xceed Atlanta division and shall enter into an Employment Agreement with Xceed in substantially the form as attached hereto as Exhibit C.
---------

              3.4. Separate Division. From and after the Effective Time, the business of X-ceed Atlanta will be conducted as "Xceed Motivations/Atlanta," a separate division of Xceed.

          4.  Representations and Warranties of X-ceed Atlanta and Isaac.
              ----------------------------------------------------------
X-ceed Atlanta and Isaac represent and warrant to Xceed as follows:

              4.1. Organization and Standing of X-ceed Atlanta. X-ceed Atlanta is a corporation duly organized, validly existing and in good standing under the laws of the State of Georgia.

                    4.1.1. Copies of X-ceed Atlanta's (i) Certificate of Incorporation and all amendments thereof to date, certified by the Secretary of State of Georgia, and (ii) Bylaws as amended to date, certified by the Secretary of X-ceed Atlanta, have been delivered to Xceed and are complete and correct as of the date of this Agreement.

                    4.1.2. X-ceed Atlanta has the power and authority to carry on its business as and where such business is now conducted and is qualified to do business as a foreign corporation in such other states in which the ownership of its assets and conduct of its business require such qualification.

              4.2. Capitalization. The authorized capital stock of X-ceed Atlanta consists of 100 shares of Common Stock, par value $10.00 per share, of which 100 shares are issued and outstanding: 51 shares to Xceed Atlanta, and 49 shares to Xceed. All of the issued and outstanding shares of X-ceed Atlanta Common Stock are duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights on the part of any holder of X-ceed Atlanta Common Stock and no options, warrants or other rights, agreements, commitments of any kind obligating X-ceed Atlanta, contingently or otherwise, to issue or sell any shares of its Common Stock, and no authorization therefor has been given.

                    4.2.1 The fifty (51) shares of X-ceed Atlanta Common Stock being delivered to Xceed by Isaac are free and clear of all encumbrances, and Isaac has the full right and authority to transfer said shares to Xceed. To Isaac's knowledge, there are no claims or demands on such shares by any other person or entity.

                    4.2.2 The transfer of the 50 shares by Isaac to Xceed in accordance with the terms of this Agreement will not constitute a prohibitive assignment or transfer of any license, lease or contract.

              4.3. Litigation. There is no litigation or proceeding pending against X-ceed Atlanta or, to Isaac's knowledge, threatened against or relating to X-ceed Atlanta, nor does Isaac have reasonable grounds to know of any bases for any such action or any government investigation or inquiry relative to X-ceed Atlanta or its business.

              4.4. Financial Condition. X-ceed Atlanta has granted Xceed full access to X-ceed Atlanta's books and records to assist Xceed in preparing consolidated audited financial statements of Xceed for the year ended August 31, 1998 and quarterly unaudited consolidated statements of Xceed for the quarters ended November 30, 1998 and February 28, 1999. Isaac represents and warrants that the books and records of X-ceed Atlanta as of the fiscal year ended August 31, 1998 and as of the quarters ended November 30, 1998 and February 28, 1999 are true and complete and that there are no undisclosed liabilities of any nature, whether accrued, absolute, contingent or otherwise. Isaac further represents and warrants that there are no other liabilities of any nature or in any amount not fully reflected in X-ceed Atlanta's books and records as of the fiscal year ended August 31, 1998 and as of the quarters ended November 30, 1998 and February 28, 1999. Isaac further represents and warrants that:


                    4.4.1. Since February 28, 1999 and to the date of Closing there are and shall not be any material change in X-ceed Atlanta's financial condition, assets, liabilities or business other than changes in the ordinary course of business.

                    4.4.2. X-ceed Atlanta has good and marketable title to all of its properties, real and personal, subject to no security interest, mortgage, pledge, lien, encumbrance or charge except for those disclosed in X-ceed Atlanta's books and records as of February 28, 1999, except that the personal property listed in Schedule A attached hereto is the sole and exclusive propety of Isaac and Isaac retains the right at any time to remove the property from X-ceed Atlanta's offices. Xceed acknowledges that the personal property listed in Schedule A is not included in the Merger.

                    4.4.3. All accounts receivable as reflected in X-ceed Atlanta's books and records as of February 28, 1999 and all accounts receivable on the books of X-ceed Atlanta from February 28, 1999 up to and including the Closing are and shall be genuine obligations of the account debtors for valid consideration.

              4.5. Disclosure. No representation or warranty by Isaac in this Agreement nor any statement or certificate furnished or to be furnished to Xceed pursuant hereto or in connection with the transactions contemplated hereby contains or will contain any untrue statement of a material fact or will omit to state a material fact necessary to make the statement made not misleading. The representations and warrantees by Isaac in this Agreement shall survive the Closing.

              4.6. Access and Information. Isaac shall cause X-ceed Atlanta to give to Xceed and Xceed's representatives full access to the X-ceed Atlanta's books, records and properties and shall furnish Xceed with all information as Xceed may reasonably request.

              4.7. Conduct of Business Prior to Closing. Isaac covenants that pending the Closing:

                    4.7.1. X-ceed Atlanta's business will be conducted only in the ordinary course.

                    4.7.2. No increase will be made in the compensation payable or to become payable by X-ceed Atlanta to any officer, employee, agent nor will any bonus payment or arrangement or other benefits be paid by X-ceed Atlanta without the prior written consent of Xceed.

                    4.7.3. No contract or commitment will be entered into by or on behalf of X-ceed Atlanta except normal commitments in the ordinary course of business which in any single case will not involve payment by X-ceed Atlanta of more than $2,000 without the prior written consent of Xceed.

                    4.7.4. No change will be made affecting X-ceed Atlanta's personnel, compensation payments or banking arrangements without prior written consent of Xceed.

                    4.7.5.  No contract rights will be waived by X-ceed Atlanta.

                    4.7.6. No obligations except current liabilities entered into in the ordinary course of business will be incurred.

          5.  Xceed's Representations and Warranties.  Xceed represents and
              --------------------------------------
warrants as follows:

              5.1.  Corporate.

                    5.1.1. Xceed is a corporation duly organized, validly existing and in good standing under and by virtue of the laws of the State of Delaware. Xceed is qualified to do business as a foreign corporation in such other states in which ownership of its respective assets or the nature and conduct of its business requires such qualification.

                    5.1.2. Xceed and each of its subsidiaries has the power to own its properties and to carry on its businesses as and where such are now conducted. Xceed does not have any equity interest in any other corporation, partnership, joint venture or association or control, directly or indirectly, of any other entity except for its interests in the subsidiaries listed on its Form 10-K for the year ended August 31, 1998 (the Form "10-K"), copies of which have been furnished to X-ceed Atlanta and Isaac.

                    5.1.3. The authorized capital stock of Xceed consists of 30,000,000 shares of Common Stock, par value $.01 per share, of which 15,866,693 shares are presently outstanding immediately prior to the date hereof and Two Million (2,000,000) shares of Preferred Stock, par value $.05 per share, of which no shares of Preferred Stock are issued and outstanding. All of the issued and outstanding shares of Xceed's Common Stock are duly authorized, validly issued, fully paid and non-assessable. There are no preemptive rights on the part of any holder of any class of securities of Xceed or any of its subsidiaries and no options, warrants, conversion or other rights, agreements, or commitments of any kind obligating Xceed or any of its subsidiaries, contingently or otherwise, to issue or sell any shares of its capital stock of any class or any securities convertible into or exchangeable for any such shares and no authorization therefor has been given, except as set forth in the Form 10-K.

                    5.1.4. This Agreement has been duly executed and delivered by Xceed and constitutes the legal, valid and binding obligation of Xceed, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights and remedies of creditors generally, and by general principles of equity. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby have been duly and validly authorized by all necessary corporation action on the part of Xceed, and no other corporate proceedings on its part are necessary to authorize this Agreement.

              5.2.  Financial.

                    5.2.1. The audited balance sheet of Xceed as of August 31, 1998, the related audited statement of earnings and cash flows for the twelve months ended August 31, 1998, the unaudited balance sheet of Xceed as of February 28, 1998, the related unaudited statement of earnings and cash flows for the six months ended February 28, 1998, all of which have previously been delivered to X-ceed Atlanta and Isaac, are complete and correct and present fairly the financial condition of Xceed as of such date, and the results of its operations for the periods then ended, in conformity with generally accepted accounting principles applied on a basis consistent with that of preceding periods.

                    5.2.2. Since February 28, 1999, the business of Xceed has been carried on in the ordinary course in substantially the same manner as prior to that date, and there has not been:

                            5.2.2.1.  any Material Adverse Change in the
financial condition or in the operations or the business of Xceed from that shown on Xceed financial statements, or any event which has occurred that may result in such a Material Adverse Change;

                            5.2.2.2.  any damages, destruction or loss, whether
  covered by insurance or not, which have materially and adversely affected the business, property or assets of Xceed;

                            5.2.2.3.  any declaration, setting aside or payment
  of any dividend, or any distribution with respect to the capital stock of Xceed or any direct or indirect redemption, purchase or other acquisition by Xceed of any such stock;

                            5.2.2.4.  any other event or condition of any
character, not in the ordinary course of business, that has materially and adversely affected the results of operations or business or financial condition of Xceed.

              5.3.  Undisclosed Liabilities.

                    5.3.1. Xceed has no liabilities or obligations, either accrued, absolute, contingent or otherwise, except:

                            5.3.1.1.  to the extent reflected or reserved
against in the Xceed financial statements, and not heretofore paid or discharged; and

                            5.3.1.2.  those incurred in or as a result of the
  normal and ordinary course of business since February 28, 1999, all of which have been consistent with past practices and none of which (x) arise out of, relate to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement or violation of law or (y) individually or in the aggregate is material to the business, properties, financial condition or results of operations of Xceed.

                    5.3.2. There is no basis for any present or future action, suit, proceeding, hearing, investigation charge, complaint, demand or claim against Xceed or any liability of any nature in any amount not fully set forth in Xceed financial statements.

              5.4.  Title to Property.

                    5.4.1. Xceed owns all right, title and interest in and to all of Xceed's properties, and all other properties and assets used by Xceed are free and clear of all mortgages, liens, pledges, charges or encumbrances of any nature whatsoever, except as set forth in Xceed's Form 10-K; and Xceed has taken all steps necessary or otherwise required to perfect and protect its rights in and to Xceed's Properties.

                    5.4.2. Xceed does not lease any real or personal property as lessee, except as set forth in Xceed's Annual Report on Form 10-K. Each of these leases (the "Xceed Leases") is in good standing, valid, binding, and in full force and effect and has not been modified. Xceed is not in default under any of Xceed's Leases and has not received any notice of its default under any of Xceed's Leases and Xceed has not given any notice of any, and, to the best of Xceed's knowledge, there is no default by any other party under any of Xceed's Leases, nor has any event occurred which, with notice or the passage of time, or both, would constitute a default by any other party under any of Xceed's Leases.

                    5.4.3. All real property in which Xceed has an ownership or leasehold interest, and all tangible personal property owned by Xceed are is in all material respects in good operating condition and repair and in all material respects conforms to all applicable laws, including without limitation building and zoning laws, statutes, ordinances or regulations and no notice of any violation of such matters relating to the business, property or assets of Xceed has been received by Xceed.

                    5.4.4. Neither the whole nor any portion of any of Xceed's Properties has been condemned or otherwise taken by a public authority, nor does Xceed know or have any reasonable grounds to believe that any such condemnation or taking is threatened or contemplated.

              5.5. Inventories. The inventories of Xceed consist of items of a quality and quantity usable or saleable in the normal course of its business, subject to normal usability and salability exceptions which are consistent with past business experience. The present inventories of Xceed are maintained at levels that are consistent with past practices.

              5.6.  Contracts and Commitments.

                    5.6.1. Xceed is not restricted by agreement from carrying on its business anywhere in the states or provinces in which it operates;

                    5.6.2. No director, officer, employee or stockholder of Xceed, or member of the family of any such person, or any corporation, partnership, trust or other entity in which any such person, or any member of the family of any such person, has a substantial interest or in which any such person is an officer, director, trustee, partner or holder of more than 5% of the outstanding capital stock thereof in an entity who is, a competitor, customer, supplier or other, entity, or who, during the past 12 months has been a party to any transaction with Xceed, including any contract, agreement or other arrangement providing for the employment of, furnishing of services by, rental of real or personal property from or otherwise requiring payments to any such person or firm;

                    5.6.3. Xceed is not in default, nor is there any known basis for any claim of default, under any contracts or commitments made or obligations owed by it which default is reasonably likely to have a Material Adverse Effect on Xceed. Xceed has no present expectation or intention of not fully performing all its obligations under any lease, contract or other agreement to which it is a party, and Xceed has no knowledge of any breach or anticipated breach by the other party to any lease, contract or commitment to which Xceed is a party. Xceed is in full compliance with all of the terms and provisions of its Charter and by-laws, as amended. No consent or approval of any third party is required with respect to such contract in order to avoid a default thereunder by reason of the transactions contemplated by this Agreement.

                    5.6.4. All accounts receivable of Xceed are current and collectible, except to the extent reserved against in Xceed financial statements.

              5.7.  No Breach of Statute or Contract.

                    5.7.1. Neither the execution and delivery of this Agreement, nor compliance with the terms and provisions of this Agreement on the part of Xceed, will (i) violate any statute, license, or regulation of any governmental authority, domestic or foreign, (ii) result in the default by Xceed of any judgment, order, writ, decree, rule or regulation of any court or administrative agency, (iii) breach, conflict with, or result in a breach of any of the terms, conditions or provisions of any material agreement or instrument to which Xceed is a party, or by which it is or may be bound, or constitute a default or require any notice thereunder, (iv) violate any provision of Xceed's certificates of incorporation or by-laws or (v) result in the creation or imposition of any claim, lien, charge or encumbrance of any nature whatsoever upon, or (vi) give to others any claim, interest or rights, including rights of termination, modification, acceleration or cancellation in, or with respect to, any of their property, assets, contracts, licenses or businesses.

                    5.7.2. The conduct of Xceed business does not violate any law or regulation applicable to such business. Xceed's has complied with all laws, rules, regulations and orders applicable to its business, operations, properties, assets, products and services, and Xceed has all necessary permits, licenses and other authorizations required to conduct its business as conducted and as proposed to be conducted. There is no existing law, rule, regulation or order, and Xceed is not aware of any proposed law, rule, regulation or order, whether Federal or state, which would prohibit or materially restrict Xceed from, or otherwise materially adversely affect Xceed in, conducting its business in any jurisdiction in which it is now conducting business.

              5.8. No Litigation. Except as set forth in Xceed's Form 10-K for the year ended August 31, 1998, copies of which have been delivered to X-ceed Atlanta and Xceed, there is no suit, action or legal, administrative, arbitration or other proceeding or governmental investigation, or any change in the zoning or building ordinances affecting the real property or leasehold interests of Xceed, pending or to the best of Xceed's knowledge threatened against Xceed. Xceed has not received any opinion or memorandum or legal advice from legal counsel to the effect that it is exposed, from a legal standpoint, to any liability or disadvantage which may be material to its business, financial condition, operations, property or affairs. Xceed is not in default with respect to any order, writ, injunction or decree known to or served upon Xceed or its subsidiaries of any court or of any Federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign. There is no action or suit by Xceed or its subsidiaries pending or threatened against others. Xceed has no knowledge of any unasserted claim, the assertion of which is likely and that, if asserted, will be for legal or equitable relief that, if granted, would have a Material Adverse Effect. No injunction, stay or restraining order is in effect prohibiting the consummation of any of the transactions contemplated by this Agreement.

              5.9. Patents and Trademarks. Xceed has not received written notice of and to the best of Xceed's knowledge, there does not exist any pending or threatened challenges regarding any letters patent, patent applications, trade names, trademark registrations and applications, copyrights, copyright registrations and applications, or licenses except as set forth in Xceed's Form 10-K. Except as set forth in Xceed's Form 10-K, Xceed has not received written notice that its business as heretofore carried infringes upon the patents, trademarks, trade name rights, copyrights or publication rights of others.

              5.10. Trademark Indemnification. Except as set forth in its Form 10-K, Xceed has not given any indemnification for, patent, trademark or copyright infringement as to any equipment, materials or supplies manufactured, produced, used or sold by it or with respect to services rendered by it.

              5.11. Absence of Undisclosed Liabilities. Xceed has no obligations or liabilities (whether accrued, absolute, contingent, liquidated or otherwise, including without limitation any tax liabilities due or to become due) which are not fully disclosed and adequately provided for in Xceed financial statements and except current liabilities incurred since the date of such financial statements and obligations under agreements entered into in the usual and ordinary course of business, none of which (individually or in the aggregate) is material to the business, properties, financial condition or results of operations of Xceed and contingent liabilities that are not (individually or in the aggregate) material to the business, properties, financial condition or results of operations of Xceed.

              5.12. Disclosure. No representation or warranty by Xceed in this Agreement, nor any statement, certificate or Schedule furnished, or to be furnished, by or on behalf of Xceed pursuant to this Agreement, nor any document or certificate delivered to Isaac pursuant to this Agreement, or in connection with actions contemplated hereby, contains or shall contain any untrue statement of a material fact, or omits, or shall omit to state a material fact necessary to make the statements contained therein not misleading. Xceed has no knowledge of any unasserted claim, the assertion of which is likely and that, if asserted, will be for legal or equitable relief that, if granted, would have a Material Adverse Effect. No injunction, stay or restraining order is in effect prohibiting the consummation of any of the transactions contemplated by this Agreement.

          6.  Precedent for Xceed.  All obligations of Xceed under
              --------------------
this Agreement are, at its option, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

              6.1. Representations and Warranties at Closing. X-ceed Atlanta and Isaac's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at Closing.

              6.2. Performance. X-ceed Atlanta and Isaac shall have performed and complied with all conditions of this Agreement required by this Agreement to be performed or complied with by X-ceed Atlanta and Isaac prior to or at the Closing.

              6.3. Officer's Certificate. X-ceed Atlanta shall have delivered to Xceed a certificate signed by Isaac, dated the closing date, certifying to the fulfillment of the conditions specified in 6.1 and 6.2 above.

              6.4. Good Standing Certificate. X-ceed Atlanta shall have delivered to Xceed at or prior to Closing a Certificate of Good Standing for X-ceed Atlanta duly issued by the Secretary of State of the State of Georgia.

          7.  Conditions Precedent for X-ceed Atlanta and Isaac.  All
              -------------------------------------------------
obligations of X-ceed Atlanta and Isaac under this Agreement are, at its option, subject to the fulfillment, prior to or at the closing, of each of the following conditions:

              7.1. Representations and Warranties at Closing. Xceed's representations and warranties contained in this Agreement shall be true at the time of Closing as though such representations and warranties were made at Closing.

              7.2. Performance. Xceed shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by it at or prior to Closing.

          8.  Option Grant.  Immediately after the Closing, the Company shall
              ------------
issue 5,000 options to Deborah Burner, which issuance shall be pursuant to and governed by the Xceed 1998 Stock Option Plan. The options shall entitle Deborah Burner to purchase 5,000 shares of Xceed Common Stock at an exercise price equivalent to the average of the closing bid and ask prices as quoted on the NASDAQ National Market on the date of grant.

          9.  Purchase for Investment.  Isaac represents that:
              -----------------------

              9.1. She is acquiring the 210,000 shares of Xceed Common Stock for investment and agrees not to sell, transfer, pledge, hypothecate or otherwise dispose of or offer to dispose of the Xceed Common Stock unless the Common Stock has been registered under the Securities Act of 1933, as amended (the "Act"), and applicable state securities laws or unless such registration is not required in the opinion of counsel to Isaac reasonably acceptable to Xceed. Notwithstanding the foregoing, and upon a showing by Isaac of financial hardship, Isaac may pledge up to one-third of her shares with the prior written consent of Xceed, which consent shall not be unreasonably withheld.

              9.2. She has been furnished with information and materials relating to the business, finances and operations of Xceed.

              9.3. She has been given an opportunity to make further inquiries regarding Xceed and has received satisfactory responses to such inquiries.

              9.4. She has knowledge and experience in financial and business matters as to be capable of evaluating the risks and merits of an investment in Xceed.

              9.5. She acknowledges that the stock certificates of Xceed to be received by her will bear the following legend:

     "The Shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. The Shares have been acquired for investment and may not be offered, sold or otherwise transferred in the absence of an effective Registration Statement for the Shares under the Securities Act of

     1933, as amended, or a prior opinion of counsel satisfactory to the issuer that registration is not required under the Securities Act of 1933, as amended."

          10.  Miscellaneous.
               -------------

               10.1. Nature and Survival of Representations. All statements contained in any certificate or other instrument delivered by or on behalf of Isaac pursuant hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by Isaac hereunder. All representations, warranties and agreements made by Isaac in this Agreement, or pursuant hereto, shall survive the closing and any investigation at any time made by or on behalf of Xceed.

              10.2. Benefit. This Agreement shall be binding upon, and inure to the benefit of, the respective legal representatives of Isaac, and the successors and assigns of Xceed. Without limiting the foregoing, X-ceed Atlanta's rights hereunder may be enforced by it in its own name. In the event that Xceed causes the assets and business of X-ceed Atlanta to be transferred to some other corporation, the rights of Xceed and of X-ceed Atlanta hereunder may be enforced by such other corporation in its own name.

              10.3. Construction. This Agreement is being delivered and is intended to be performed in the State of New York and shall be construed and enforced in accordance with the laws of that state.

              10.4. Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered or mailed, first class postage prepaid, if to Isaac, at 255 Trinity Avenue, Atlanta, Georgia 30303, or at such other address as she may have furnished to Xceed in writing, or, if to Xceed, at 488 Madison Avenue, New York, New York 10022, Attn: Werner Haase.

              10.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties have duly executed this agreement.


                                    XCEED INC.


                                    By: /s/ Werner Haase
                                        --------------------------------------
                                        Werner Haase, Chief Executive Officer



                                    XCEED MOTIVATION ATLANTA, INC.


                                    By: /s/ Brenda Isaac
                                        ------------------------------------
                                        Brenda Isaac, President


                                        /s/ Brenda Isaac
                                        ------------------------------------
                                        BRENDA ISAAC, Individually